                                                                    Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Lennar Corporation


We consent to the incorporation by reference in the Registration Statement of Lennar Corporation (333-45527) on Form S-3 of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement dated Febuary 19, 1999, which is a part of the Registration Statement.




DELOITTE & TOUCHE LLP


Miami, Florida

Febuary 23, 1999